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                                                                      EXHIBIT 11


                  MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                   COMPUTATION OF PER COMMON SHARE EARNINGS
                   (In Thousands, Except Per Share Amounts)



                                                   For the Three Months Ended
                                                   --------------------------
                                                   March 31,         April 1,
                                                    1995(A)          1994(A)
                                                   ---------         --------

PRIMARY:
Net earnings....................................   $227,275          $371,759
Preferred stock dividends.......................    (11,941)           (1,336)
                                                   --------          --------
Net earnings applicable to common stockholders..   $215,334          $370,423
                                                   ========          ========

Weighted average shares outstanding:
  Common stock..................................    180,396           202,774
  Assuming issuance of shares relating to
   employee incentive plans.....................     18,782            17,859
                                                   --------          --------
Total shares....................................    199,178           220,633
                                                   ========          ========

Per common share amounts:
Net earnings....................................   $   1.08          $   1.68
                                                   ========          ========

FULLY DILUTED:
Net earnings....................................   $227,275          $371,759
Preferred stock dividends.......................    (11,941)           (1,336)
                                                   --------          --------
Net earnings applicable to common stockholders..   $215,334          $370,423
                                                   ========          ========

Weighted average shares outstanding:
  Common stock..................................    180,396           202,774
  Assuming issuance of shares relating to
   employee incentive plans.....................     18,782            17,859
                                                   --------          --------
Total shares....................................    199,178           220,633
                                                   ========          ========

Per common share amounts:
Net earnings....................................   $   1.08          $   1.68
                                                   ========          ========


(A) In accordance with Accounting Principles Board Opinion No. 15, the modified treasury stock method was used to calculate per common share earnings.